Exhibit 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) of SPAR Group, Inc., for the registration of 134,114 shares of its common stock of our report dated March 3, 2000, with respect to the consolidated financial statements of SPAR Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Minneapolis, Minnesota                                     /s/ Ernst & Young LLP
January 5, 2001